EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First Financial Bancorp. Announces the Completion of its Acquisition of BankFinancial

CINCINNATI, OH – December 31, 2025 – First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today that, on January 1, 2026, it will close its previously announced acquisition of Chicago-based BankFinancial Corporation (“BankFinancial”) through an all-stock transaction, expanding First Financial’s presence in the Chicago market with its first retail consumer-focused locations.

First Financial adds BankFinancial’s strong core deposit franchise, with 18 financial centers in the area, plus its regional and national commercial loan, lease and deposit lines of business. With the completion of this acquisition, First Financial will now have $22 billion in assets and offer an even broader range of consumer, commercial, specialty lending and wealth management services.

“Expanding our presence in Chicago presents us with significant opportunities for growth and profitability because of the many solutions we can bring to new and existing clients in this market,” said Archie Brown, president and chief executive officer of First Financial Bank. “First Financial exists to create opportunities to help our clients and communities thrive, and we look forward to the impact we can have with this approach in Chicago.”

BankFinancial locations will continue to operate under the name “BankFinancial” until the completion of the conversion process, anticipated in June 2026, which will consolidate the two banks’ products, processes and operating systems. BankFinancial clients will receive detailed information about account conversions in the coming months. Until then, BankFinancial clients do not need to take any action and can continue to obtain services from their existing BankFinancial channels. First Financial clients will not be impacted by the merger or the conversion.

This acquisition continues First Financial’s recent growth in the Midwest. In 2023, First Financial added a commercial lending presence in Chicago’s Fulton Market and acquired Lincolnshire-based Agile Premium Finance in 2024. In November 2025, First Financial announced the closing of its Westfield Bank acquisition, expanding its existing commercial banking and wealth management capabilities in Northeast Ohio. First Financial also recently added a commercial banking presence in Grand Rapids, Michigan. These growth areas build upon the bank’s Midwestern foundation, which includes Cincinnati, Dayton, Columbus and Northeast Ohio; Chicago, Illinois; Indianapolis, Indiana; and Louisville, Kentucky.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio-based bank holding company. As of September 30, 2025, the Company had $18.6 billion in assets, $11.7 billion in loans, $14.4 billion in deposits and $2.6 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $4.0 billion in assets under management as of September 30, 2025. The Company operated 127 full service banking centers as of September 30, 2025, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. In 2025, First Financial Bank received its second consecutive Outstanding rating from the Federal Reserve for its performance under the Community Reinvestment Act and was recognized as a Gallup Exceptional Workplace Award winner, one of only 70 Gallup clients worldwide to receive this designation. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Cautionary Statements Regarding Forward-Looking Information
Certain statements contained in this communication that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the BankFinancial merger, which are subject to numerous assumptions, risks and uncertainties. Words such as “believes,” “anticipates,” “likely,” “expected,” “estimated,” “intends” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to First Financial’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the U.S. Securities and Exchange Commission (“SEC”), for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes will differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by First Financial with the SEC, risks and uncertainties for First Financial include, but are not limited to, the failure to satisfy conditions to completion of the Merger, including receipt of any other approvals or stop orders or the failure of the Merger to close for any other reason. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, First Financial does not assume any obligation to update any forward-looking statement.

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Media Contacts:
Timothy Condron, Corporate Communications Director
Email: media@bankatfirst.com

Peter Osborne
Email: peter.osborne@keypointpr.com